Exhibit 23.1

P&G Associates

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-152698 on Form S-8) pertaining to the Carver Federal Saving Bank 40 1(k) Savings Plan (the “Plan”) of our report dated April 15, 2013, with respect to the financial statements of the Plan included in the Annual Report on Form 11-K for the fiscal eight month period ended August 31, 2012 relating to the Plan, filed with the Securities and Exchange Commission.

Very truly yours,

/s/ P&G Associates

P&G Associates

April 15, 2013

646 Highway 18 East Brunswick, NJ 08816 877.651.1700 www.pandgassociates.com